FOR IMMEDIATE RELEASE

 ENERJEX RESOURCES ANNOUNCES SHAREHOLDER APPROVAL TO COMPLETE MERGER WITH BLACK RAVEN ENERGY

San Antonio, Texas and Denver, Colorado (September 27, 2013) – EnerJex Resources, Inc. (OTCMarkets: ENRJ) (“EnerJex” or the “Company”), a domestic onshore oil company, announced today that its stockholders have approved the Company’s previously announced plan to merge with Black Raven Energy, Inc. (“Black Raven”).

EnerJex held a shareholder meeting to vote on the merger today and stockholders representing a total of 52,712,853 shares voted in favor of the transaction. This represents 72.53% of the Company’s shares outstanding and 99.99% of the total number of shares that were voted.

Following this approval, EnerJex and Black Raven intend to immediately complete the merger and enter into an expanded credit facility with Texas Capital Bank, N.A., which is subject to the completion of final documentation. These transactions are expected to be completed by the end of this month and further details will be forthcoming at that time.

Following the merger, the combined enterprise will be a midcontinent-focused independent oil and natural gas exploration and production company with a deep inventory of low-risk drilling opportunities and exposure to emerging unconventional oil resource plays through its sizeable acreage footprint in the Denver-Julesburg (“DJ”) Basin.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “I am pleased to announce shareholder approval for the merger and I look forward to updating shareholders with additional information regarding this transaction shortly.”

About EnerJex Resources, Inc.

EnerJex is a domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to acquire, develop, explore and produce oil properties onshore in the United States. Additional information is available on the Company’s web site at www.enerjex.com.

About Black Raven Energy, Inc.

Black Raven is a Denver-based oil and natural gas exploration and production company with more than 75,000 net acres leased in the DJ Basin, including approximately 45,000 net acres that are held by production. Black Raven's assets are focused in two core projects described below, both of which are located on trend with emerging unconventional oil resource plays.

Adena Field: Black Raven owns a 100% working interest in approximately 19,000 acres located in Morgan County, Colorado covering the vast majority of Adena Field, which has been held by production since it was unitized by the Union Oil Company of California (Unocal) in 1956. According to the Colorado Oil and Gas Conservation Commission, Adena is the third largest oil field in the history of Colorado behind Rangely and Wattenberg, having produced 75 million barrels of oil and 125 billion cubic feet of natural gas. Nearly all of the producing wells in Adena Field were temporarily abandoned or shut-in during the secondary recovery phase in the mid-1980s when oil prices collapsed, and only a small number of wells have been produced since that time.

Black Raven currently produces approximately 250 gross barrels of oil and natural gas equivalent (68% oil) per day from 8 J-Sand wells and 7 D-Sand wells in this field at a depth of approximately 5,500 feet. Approximately 135 wells are currently shut-in or temporarily abandoned, of which Black Raven has initially identified approximately 80 wells to be re- activated in the J-Sand formation or re-completed in the D-sand formation. Black Raven's producing J-Sand wells currently average more than 10 barrels of oil per day (BOPD) and its most recent D-Sand re-completion achieved an initial peak production rate of approximately 100 BOPD before stabilizing at a rate of approximately 30 BOPD. In addition, Black Raven initiated a secondary waterflood project in an isolated D-Sand oil pool during the first quarter of 2013.

Niobrara Project: Black Raven owns leases covering more than 55,000 net acres primarily located in Phillips and Sedgwick Counties, Colorado and Perkins County, Nebraska, of which approximately 25,000 acres are held by production and more than 15,000 acres expire after 2015. Black Raven currently produces approximately 250 thousand cubic feet (MCF) of natural gas per day from the Niobrara formation in this project, the majority of which is attributable to a 6% overriding royalty interest that it owns in approximately 200 wells that were drilled during the past few years by a large independent oil and gas company.

Black Raven's Niobrara acreage was high-graded based on structural features identified through analysis of 114 miles of 2D and 165 square miles (105,000 acres) of 3D seismic data on its original position of 330,000 net acres. The company has identified more than 150 high-ranked Niobrara drilling locations on its existing acreage based on 3D seismic analysis which has historically yielded success rates of approximately 90% in this play. Black Raven's acreage is well situated with direct access to to the Cheyenne Hub market and immediate proximity to the 1,679-mile Rocky Mountain Express pipeline and the 436-mile Trailblazer pipeline.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

2

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the completion of drilling for and commencement of operations at new wells, successful production at newly drilled wells, expected increases in overall production, the acquisition of operating assets and related agreements, any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of those matters, are forward-looking statements. Such statements involve material risks and uncertainties, including but not limited to: whether newly drilled or newly acquired properties will produce at levels consistent with management's expectations; market conditions; whether we will experience equipment failures and, if they materialize, whether we will be able to fund repair work without materially impairing planned production levels or the availability of capital for further production increases; the ability of EnerJex to meet its loan covenants under the debt facility that is expected to fund the costs of the new wells and to obtain financing from other sources for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly producing assets; the ability to retain necessary skilled workers to operate the new producing wells; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; the ability to manage and continue growth; and the ability of management to close the acquisition of, and successfully integrate, Black Raven. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the SEC. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

3